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                                                                       EXHIBIT 5

                                          January 22, 1997

American Phoenix Group, Inc.
930 East Arques Avenue
Sunnyvale, California 94086

Attn: Mr. Daniel A. France

Gentlemen:

     As counsel for your Company, we have examined your Articles of Incorporation, By-Laws, such other corporate records, documents and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion.

     We have also, as such counsel, examined the Registration Statement (the "Registration Statement") of your Company on Form S-3, covering the registration under the Securities Act of 1933, as amended, of the proposed offer and resale by selling security holders of up to (i) 1,850,005 shares of the Company's Common Stock, par value $.001 (the "Common Stock"), (ii) 6,149,018 Common Stock Purchase Warrants (the "Warrants"), and (iii) 6,149,018 shares of Common Stock underlying the Warrants issuable to the holders of said Warrants upon exercise thereof (collectively, items (i)-(iii), the "Registered Securities"). Our review has also included the exhibits and form of prospectus (the "Prospectus") for the resale of the Registered Securities.

     On the basis of such examination, we are of the opinion that:

          1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct the business which it conducts as described in the Registration Statement.

          2. The Common Stock identified in item (i) above have been duly and validly authorized and created and have been duly and validly issued as fully paid and nonassessable shares of Common Stock of the Company.

          3. The Warrants identified in item (ii) above have been duly and validly authorized and created and when exercised in accordance their respective terms, the shares of Common Stock identified in item (iii) above will be issued as fully paid and nonassessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters."

                                          Very truly yours,

                                          HELLER, HOROWITZ & FEIT, P.C.
HH&F:p